Exhibit 99.1
Contacts:
ACADIA Pharmaceuticals Inc.
Thomas H. Aasen, Executive Vice President,
Chief Financial Officer and Chief Business Officer
(858) 558-2871

ACADIA PHARMACEUTICALS REPORTS
THIRD QUARTER 2012 FINANCIAL RESULTS

SAN DIEGO, CA November 5, 2012 – ACADIA Pharmaceuticals Inc. (NASDAQ: ACAD), a biopharmaceutical company focused on innovative treatments that address unmet medical needs in neurological and related central nervous system disorders, today announced its unaudited financial results for the third quarter ended September 30, 2012.

ACADIA reported a net loss of $2.4 million, or $0.04 per common share, for the third quarter of 2012 compared to a net loss of $5.1 million, or $0.10 per common share, for the third quarter of 2011. For the nine months ended September 30, 2012, ACADIA reported a net loss of $14.0 million, or $0.26 per common share, compared to a net loss of $17.5 million, or $0.34 per common share, for the comparable period of 2011.

At September 30, 2012, ACADIA’s cash, cash equivalents and investment securities totaled $23.1 million compared to $31.0 million at December 31, 2011. ACADIA expects that its current cash resources and anticipated payments from its existing collaborations will be sufficient to fund its operations into the second half of 2013.

“The third quarter was a productive period for ACADIA highlighted by the completion of patient enrollment in the pivotal -020 trial in our Phase III Parkinson’s disease psychosis program with pimavanserin,” said Uli Hacksell, Ph.D., ACADIA’s Chief Executive Officer.  “We remain on track with our -020 trial and look forward to reporting top-line results this month. Meanwhile, preparations are ongoing for the second planned pivotal trial, the -021 trial, and we are continuing to conduct the -015 open-label safety extension trial in this Phase III program. With our pipeline of product candidates, led by pimavanserin, we believe ACADIA is positioned with significant growth potential.”

Revenues increased to $3.5 million for the third quarter of 2012 compared to $584,000 for the third quarter of 2011. This increase was primarily due to the recognition of the remaining revenues from ACADIA’s collaboration with Meiji Seika Pharma, which was terminated in July 2012. ACADIA recognized $3.0 million in revenues from this collaboration in the third quarter of 2012, compared to $112,000 in the third quarter of 2011. ACADIA’s remaining revenues were derived from its ongoing agreements with other parties, including its collaborations with Allergan, Inc.

Research and development expenses increased to $4.4 million for the third quarter of 2012, including $157,000 in stock-based compensation, from $4.2 million for the third quarter of 2011, including $129,000 in stock-based compensation. This increase was primarily due to increased external clinical expenses associated with ACADIA’s Phase III program with pimavanserin.

General and administrative expenses totaled $1.5 million for the third quarter of 2012, including $331,000 in stock-based compensation, and were comparable to the third quarter of 2011.

Conference Call and Webcast Information
ACADIA management will review its third quarter financial results and development programs via conference call and webcast later today at 5:00 p.m. Eastern Time. The conference call may be accessed by dialing 866-203-3436 for participants in the U.S. or Canada and 617-213-8849 for international callers (reference passcode 61271381). A telephone replay of the conference call may be accessed through November 19, 2012 by dialing 888-286-8010 for callers in the U.S. or Canada and 617-801-6888 for international callers (reference passcode 76643395). The conference call also will be webcast live on ACADIA’s website, www.acadia-pharm.com, under the investors section and will be archived there until November 19, 2012.

About ACADIA Pharmaceuticals
ACADIA is a biopharmaceutical company focused on innovative treatments that address unmet medical needs in neurological and related central nervous system disorders. ACADIA has a pipeline of product candidates led by pimavanserin, which is in Phase III development as a potential first-in-class treatment for Parkinson's disease psychosis. ACADIA also has clinical-stage programs for chronic pain and glaucoma in collaboration with Allergan, Inc. and two preclinical programs directed at Parkinson’s disease and other neurological disorders. All of ACADIA’s product candidates are small molecules that emanate from discoveries made using its proprietary drug discovery platform. ACADIA maintains a website at www.acadia-pharm.com to which ACADIA regularly posts copies of its press releases as well as additional information and through which interested parties can subscribe to receive email alerts.

Forward-Looking Statements
Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements include but are not limited to statements related to the progress and timing of ACADIA’s drug discovery and development programs, either alone or with a partner, including clinical trials and the results therefrom, the potential of and the benefits to be derived from product candidates, in each case including pimavanserin, including the timing of results of the -020 trial, the future growth of ACADIA, and the period during which ACADIA’s cash resources will be sufficient to fund its operations. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in drug discovery, development and commercialization, and collaborations with others, and the fact that past results of clinical trials may not be indicative of future trial results. For a discussion of these and other factors, please refer to ACADIA’s annual report on Form 10-K for the year ended December 31, 2011 as well as ACADIA’s subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and ACADIA undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

ACADIA PHARMACEUTICALS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Collaborative revenues	$3,478	$584	$4,527	$1,479

Operating expenses
Research and development (includes stock-based compensation of $157, $129, $450 and $383, respectively)	4,400	4,158	13,893	12,885
General and administrative (includes stock-based compensation of $331, $272, $929 and $807, respectively)	1,485	1,519	4,701	6,132
Total operating expenses	5,885	5,677	18,594	19,017
Loss from operations	(2,407)	(5,093)	(14,067)	(17,538)
Interest income, net	5	17	28	73
Net loss	$(2,402)	$(5,076)	$(14,039)	$(17,465)
Net loss per common share, basic and diluted	$(0.04)	$(0.10)	$(0.26)	$(0.34)
Weighted average common shares outstanding, basic and diluted	53,911	52,800	53,262	51,963

ACADIA PHARMACEUTICALS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	September 30, 2012	December 31, 2011(1)

Assets
Cash, cash equivalents and investment securities	$23,058	$31,048
Prepaid expenses, receivables and other current assets	627	901
Total current assets	23,685	31,949
Property and equipment, net, and other assets	65	165
Total assets	$23,750	$32,114
Liabilities and Stockholders’ Equity
Accounts payable, accrued expenses and other current liabilities	$5,820	$5,496
Current portion of deferred revenue	266	669
Total current liabilities	6,086	6,165
Long-term portion of deferred revenue	-	2,587
Total liabilities	6,086	8,752
Stockholders’ equity	17,664	23,362
Total liabilities and stockholders’ equity	$23,750	$32,114

(1)  The condensed consolidated balance sheet at December 31, 2011 has been derived from the audited financial statements at such date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.